Exhibit 10.2

NOTE

$10,000,000.00                                                                                                                                                                                                                                                                       Atlanta, Georgia

                                                                                                                                                                                                                                                                                             June 6, 2014

            FOR VALUE RECEIVED, the undersigned, Southern First Bancshares, Inc., a South Carolina corporation (the “Borrower”), hereby promises to pay to The Brand Banking Company (the “Lender”) or its registered assigns at its principal office or any other office that the Lender designates, on the Maturity Date (as defined in the Loan Agreement dated as of June 6, 2014, by and between the Borrower and the Lender) (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), the lesser of the principal sum of Ten Million and no/100 Dollars ($10,000,000) and the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Loan Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Loan Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Lender.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from its due dates at a rate or rates provided in the Loan Agreement.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by the holder hereof in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Note and the Loan Agreement.

            This Note is issued in connection with, and is entitled to the benefits of, the Loan Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA  AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                        SOUTHERN FIRST BANCSHARES, INC.

                                        By:

                                             Name:

                                             Title:

                                        [SEAL]